Exhibit 1.1

Execution Version

Civeo Corporation

20,000,000 Common Shares

Underwriting Agreement

New York, New York
           February 2, 2017

RBC Capital Markets, LLC
As Representative of the several Underwriters,

c/o RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281-8098

Ladies and Gentlemen:

Civeo Corporation, a British Columbia, Canada limited company (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 20,000,000 common shares, without par value (“Common Shares”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,000,000 additional Common Shares (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act.

1.     Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)     The Company has prepared and filed with the Commission a registration statement (file number 333-212754) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related Base Prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus, together with the Base Prospectus, shall contain all information required by the Act and the rules thereunder with respect to the offer and sale of the Securities and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)     On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(c)     (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)     (i) At the time of filing of the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)     Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)     All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)     No order, ruling or decision of any court or any securities regulatory authority (collectively, the “Canadian Securities Authorities”) in the provinces of British Columbia, Alberta, Ontario, Manitoba or Québec (the “Canadian Selling Jurisdictions”) is in effect that restricts or ceases trades in securities of the Company or suspends or restricts the use of the Canadian Offering Memorandum.

(h)     The Canadian Offering Memorandum does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the Canadian Offering Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representative expressly for use therein.

(i)     The Canadian Offering Memorandum conforms, in all material respects, to the requirements of all applicable securities laws, regulations, rules, instruments, rulings and orders in the Canadian Selling Jurisdictions and the applicable policy statements issued by any Canadian Securities Authority; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Canadian Offering Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representative expressly for use therein.

(j)     The Company and each of its subsidiaries has been duly formed and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized with all necessary corporate, limited liability company, unlimited liability company, limited company or partnership, as the case may be, power and authority to own or lease, as the case may be, and to operate its Properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the Properties owned or leased by it makes such registration or qualification necessary, except where the failure to be registered or qualified would not have a material adverse effect on the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k)     All the outstanding capital shares, limited liability company interests or partnership interests of each subsidiary have been duly and validly authorized and issued in accordance with the bylaws, limited liability company agreement, partnership agreement or other constating documents, as applicable, of each subsidiary (as the same may be amended or restated, the “Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable Subsidiary Organizational Documents) and nonassessable (except (i) in the case of any foreign subsidiary, for directors’ qualifying shares and (ii) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA), and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding capital shares, limited liability company interests or partnership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital shares or other ownership interests of any subsidiary of the Company.

(l)     The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital shares of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding capital shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding capital shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, capital shares of or ownership interests in the Company are outstanding. The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(m)     The statements made or incorporated by reference in the Disclosure Package and the Final Prospectus under the captions “Description of the Share Capital,” “Material U.S. Federal Income Tax Considerations” and “Material Canadian Income Tax Considerations” thereof, insofar as they purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents, descriptions of the Securities or any other instruments, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects, subject to any assumptions, limitations and qualifications set forth therein.

(n)     This Agreement has been duly authorized, executed and delivered by the Company.

(o)     The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(p)     No consent, approval, authorization, filing with or order of any court or governmental agency or body is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated herein, except: (i) such as have been obtained or made under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus, and (iii) the filing of a report on Form 45-106F1 – Report of Exempt Distribution with the applicable Canadian Securities Authorities as and within the time periods prescribed by National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), prepared, signed and delivered in accordance with applicable Canadian securities laws, together with the requisite filing fees, together with, in certain Canadian Selling Jurisdictions, a copy of the Canadian Offering Memorandum.

(q)     Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof by the Company will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, bylaws or other constating documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their Properties, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, default or lien that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)     Except as set forth in the Disclosure Package and the Prospectus and which have been waived, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(s)     Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, the consolidated historical financial statements, including the notes thereto, and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). No other financial statements are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(t)     No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(u)     Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or other constating documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its Properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)     Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(w)     There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the Company’s execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(x)     The Company and each of its subsidiaries has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y)     No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z)     The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)     No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital shares, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)     The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)     The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective at the reasonable assurance level and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting, except as described in the Disclosure Package and Prospectus.

(dd)     The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level.

(ee)     The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff)      (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any events or conditions that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $50,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(gg)     In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and Properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of Properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh)     None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(ii)     There is and has been no failure on the part of the Company, or to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)     None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union or Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions in violation of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(nn)     Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries, to the Company’s knowledge, has knowingly engaged in any dealings or transactions with a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(oo)     The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(pp)     Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

(qq)     No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, executive officers, or shareholders of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described.

(rr)     The subsidiaries listed on Schedule III attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. Except for the Partnership’s ownership, directly or indirectly, of the capital stock, limited liability company interests or partnership interests, as applicable, in each of the subsidiaries listed on Schedule III, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act.

(ss)     The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate.

(tt)     Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus (i) there has not been any material change in the capital shares or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, earnings, rights, assets, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case not in the ordinary course of business; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(uu)     Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have fee simple title to or leasehold interest in all of the properties described in the Registration Statement, the Disclosure Package and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except (1) such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (2) such that could not reasonably be expected to have a Material Adverse Effect, (3) such that do not materially interfere with the use made or proposed to be made of such Property by the Company and any subsidiary, or (4) such that are permitted under the Company’s existing credit facilities and loan documents (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; and (iii) all Properties held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such Properties by the Company and its subsidiaries as described in the Registration Statement, the Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.      Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $2.8425 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(a)     Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,000,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part from time to time at any time on or before the 30th day after the date of the Prospectus upon written or electronic notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Common Shares.

3.     Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on February 7, 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 200 Vesey Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus. Furthermore, the Underwriters agree, and covenant, represent and warrant to the Company, that:

(a)     the Underwriters, including, where applicable, their Canadian registered broker-dealer affiliates or such other registered broker-dealers who have been appointed by the Underwriters as their sub-agents (collectively, the “Canadian Selling Agents”), will conduct their activities in connection with the offering and sale of Securities in compliance with all applicable securities laws, and without limiting the generality of the foregoing, in Canada, the Underwriters and/or the Canadian Selling Agents: (i) will offer the Securities only to such purchasers and in such a manner as the sale of the Securities will be exempt from the prospectus requirements of applicable Canadian securities laws, (ii) will solicit offers to purchase the Securities and sell the Securities in the Canadian Selling Jurisdictions only on the basis of the prospectus exemption under section 2.3 of NI 45-106, (iii) confirm that any Underwriter or Canadian Selling Agent offering the Securities in a Canadian Selling Jurisdiction is registered or exempted from registration under the applicable securities laws of such jurisdiction, or if or where not so registered or exempted from registration, will only offer the securities through a dealer that is so registered or exempted from registration; and (iv) will not solicit offers to purchase or sell the Securities in any manner so as to require the filing of a prospectus or any other document with respect to the distribution of the Securities in Canada under any applicable Canadian securities laws;

(b)     the Underwriters agree to obtain from each purchaser of Securities in the Canadian Selling Jurisdictions, and deliver as soon as practicable after the Closing Date, such information, forms, questionnaires and undertakings as required by the Company to complete such post-closing filings it may be required to make with Canadian Securities Authorities in the Canadian Selling Jurisdictions within the time periods prescribed by applicable Canadian securities laws; and

(c)     the offering will not be advertised in any newspaper, magazine, printed media, electronic display or similar medium of general and regular paid circulation, broadcast over radio or television or by means of the Internet, and no seminar or meeting relating to the offering whose attendees have been invited by general solicitation or advertising will be conducted.

The obligations of the Underwriters under this Section 4 are several and not joint and several. No Underwriter will be liable for any act, omission, default or conduct by any other Underwriter or any Canadian Selling Agent appointed by any other Underwriter; however, each Underwriter will be responsible for each Canadian Selling Agent appointed by it.

5.     Agreements. The Company agrees with the several Underwriters that:

(a)     Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus, or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Prior to the termination of the offering of the Securities, the Company will not amend the Canadian Offering Memorandum unless the Company has furnished you a copy for your review. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will, upon written request, provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus and any supplement thereto shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)     If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package or Canadian Offering Memorandum, as the case may be, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)     If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)     As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided, however, that (i) such requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such requirements to the Representative shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(e)     The Company will furnish to the Representative and counsel for the Underwriters, upon written request and without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and the Canadian Offering Memorandum and any supplement thereto as the Representative may reasonably request.

(f)     The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)     The Company will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission (except for a registration statement on Form S-8 relating to the Company’s equity incentive plans) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares or any class of capital shares of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell Common Shares pursuant to this Agreement, (ii) issue and sell Common Shares pursuant to any employee share option plan, share ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (iii) issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (iv) offer, issue and sell Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares as consideration payable to a third party in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) involving such third party as long as (x) the aggregate number of Common Shares issued or issuable does not exceed 20% of the number of Common Shares outstanding immediately after the issuance and sale of the Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(m) hereof for the remainder of the 60-day restricted period.

(h)     The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)     The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and the Canadian Offering Memorandum, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) sales of the Securities in the Canadian Selling Jurisdictions, if any (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such sales); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided, however, that the reasonable fees and expenses of counsel for the Underwriters relating to subclauses (vi), (vii) and (viii) of this Section 5(i) shall not exceed $10,000 in the aggregate; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; provided, however, that the Company shall be responsible for half of the cost and expenses of any aircraft chartered in connection with the “road show” for the Securities and the Underwriters shall be responsible for the balance; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel, any stamp or transfer taxes in connection with the original issuance and sale of the Securities on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

(j)     The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)     The Company will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Preliminary Prospectus and Prospectus under the caption “Use of Proceeds.”

6.     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)     The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)     The Company shall have requested and caused Baker Botts L.L.P., counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form attached in Annex A hereto, in form and substance reasonably satisfactory to the Representative.

(c)     The Company shall have requested and caused Dentons Canada LLP, special counsel for the Company, to have furnished to the Representative their opinion, which shall be limited to the laws of the Canadian Selling Jurisdictions dated the Closing Date and addressed to the Representative, in the form attached in Annex B hereto with such qualifications and assumptions as are customary for transactions of this nature, and in form and substance reasonably satisfactory to the Representative; provided that, the Company may deliver opinions of local counsel other than Dentons Canada LLP as to the offering and sale of the Securities in, and as to other matters governed by the laws of, Canadian jurisdictions other than British Columbia, Alberta, Ontario and Québec.

(d)     The Representative shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)     The Representative shall have received from Bennett Jones LLP, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities in the Canadian Selling Jurisdictions and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)     The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)     no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)     since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the financial condition, earnings, business or Properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)     The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representative.

(h)     The Company shall have furnished to the Representative, at the Execution Time and at the Closing Date, a certificate of the Company signed by the Chief Financial Officer, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representative.

(i)     Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business or Properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)     Prior to the Closing Date, the Company shall have furnished to the Representative such further customary information, certificates and documents as the Representative may reasonably request.

(k)     The Securities shall be listed or have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l)     FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(m)     Prior to the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each officer and director of the Company listed on Schedule IV hereto addressed to the Representative.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Underwriters, at 1001 Fannin Street, Suite 2500, Houston, TX 77002, on the Closing Date.

7.     Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to clause (i) of Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through RBC Capital Markets, LLC on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities; provided, however, that in the event any such termination is effected after the closing of the purchase and sale of the Underwritten Securities and the reimbursement of any fees and expenses of the Underwriters as otherwise provided in this Agreement but prior to any closing with respect to the purchase and sale of any Option Securities, the Company shall only be obligated to reimburse the Underwriters for their out of pocket expenses (including reasonable and documented fees and disbursements of counsel), incurred after the closing of the purchase and sale of the Underwritten Securities and in connection with the proposed purchase and sale of any such Option Securities.

8.     Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus, or the Canadian Offering Memorandum, any roadshow or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(a)     Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements set forth in the Preliminary Prospectus and the Prospectus (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting (Conflicts of Interest)”: (A) the fourth paragraph thereof related to selling concessions and dealer reallowances and (B) the ninth, tenth and eleventh paragraphs thereof related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Canadian Offering Memorandum.

(b)     Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel (in addition to any local counsel) for the Underwriters together with all persons who control such Underwriters within the meaning of the Exchange Act or the Act) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(c)     In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.     Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.     Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.     Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.     Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; or, if sent to the Company, will be mailed, delivered or telefaxed to Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, Attention: Chief Financial Officer.

13.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.     No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.     Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.     Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.     Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.     Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.     Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.     Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.

“Canadian Offering Memorandum” means the Preliminary Prospectus or Prospectus of the Company, as the case may be, supplemented with the “wrap” pages describing, among other things, restrictions imposed under Canadian securities laws.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement to the Base Prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“subsidiary” shall mean each direct and indirect subsidiary of the Company.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Civeo Corporation

By: /s/ Frank C. Steininger
Name: Frank C. Steininger
Title: Senior VP, CFO & Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

RBC Capital Markets, LLC

By: RBC Capital Markets, LLC

By:  /s/ Robert Kordas
Name: Robert Kordas
Title: Director

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

Schedule I

Underwriters	Number of Underwritten Securities to be Purchased

RBC Capital Markets, LLC	15,000,000

Scotia Capital (USA) Inc.	3,000,000

Loop Capital Markets LLC	1,000,000

Piper Jaffray & Co.	1,000,000

Total	20,000,000

Schedule II

Schedule of Free Writing Prospectuses included in the Disclosure Package:

None.

Schedule III

Schedule of significant subsidiaries:

Civeo Holding Company 1 Pty Ltd

Civeo Lodge Services LP

Civeo Management LLC

Civeo Mars Coöperatief 1 U.A.

Civeo Premium Camp Services Ltd.

Civeo Pty Ltd

Civeo U.S. Holdings LLC

Civeo USA LLC

Civeo Canada Inc.

Civeo Mars Holdco 3, LLC

Civeo Mars Holdco 5, LLC

Civeo Mars Holdco 2, LLC

Civeo Canada HoldCo3 Ltd

Civeo Cayman Services Limited

Schedule IV

Schedule of Directors and Officers Subject to Lock-Up:

Douglas E. Swanson

Bradley J. Dodson

Frank C. Steininger

Peter L. McCann

Allan D. Schoening

C. Ronald Blankenship

Martin A. Lambert

Constance B. Moore

Richard A. Navarre

Charles Szalkowski

EXHIBIT A – Form of Lock-Up Agreement

Civeo Corporation
Public Offering of Common Shares

February 2, 2017

RBC Capital Markets, LLC
As Representative of the several Underwriters,
c/o RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281-8098

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Civeo Corporation, a British Columbia, Canada limited company (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of common shares (the “Common Shares”) of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any common shares of the Company or any securities convertible into, or exercisable or exchangeable for such common shares, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

The foregoing sentence shall not apply to (a) transfers of Common Shares as a bona fide gift or gifts and dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, as long as (i) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or disposition (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above) and (ii) each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter, (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares; provided, that in the case of any transfer or distribution pursuant to clause (b), such plan does not provide for the transfer of Common Shares during the 60-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company or the undersigned, (c) transfers pursuant to the terms of an existing Rule 10b5-1 trading plan, (d) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the Prospectus included or incorporated by reference in the Prospectus, including any dispositions in connection with the “cashless” exercise of option rights and any open market transactions in connection with the payment of taxes due upon such exercise or vesting, provided that any such Common Shares received upon such exercise or vesting will also be subject to this agreement, or (e) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Offering, as long as no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions.

Yours very truly,

ANNEX A

Form of Opinion of Baker Botts L.L.P.

1.

Each of Civeo USA LLC, Civeo U.S. Holdings LLC and Civeo Management LLC is a limited liability company existing and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to conduct its business or own, operate or lease its properties, as described in the Disclosure Package and the Prospectus.

2.

The Registration Statement has been declared effective under the Securities Act, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the Commission.

3.

The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Tax Considerations,” insofar as they purport to constitute a summary of United States federal income tax law or legal conclusions with respect thereto, accurately summarize the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein.

4.

The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.

No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company under Applicable Law for the due execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated thereby in connection with the offering, issuance and sale of the Securities by the Company. “Applicable Law” means the laws of the State of New York and the federal laws of the United States of America, in each case other than federal or state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.

6.

None of the execution and delivery by the Company of the Underwriting Agreement or the performance of the Company’s obligations thereunder on the date hereof in connection with the offering, issuance and sale by the Company of the Securities will result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation of any lien upon or security interests in any property or assets of the Company or any of its subsidiaries pursuant to (A) the terms of any agreement or instrument that is filed with or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 (the “Agreements and Instruments”), (B) any Applicable Law or (C) any order of any court or governmental agency or body of the United States of America or the State of New York having jurisdiction over the Company or any of its subsidiaries or any of their respective properties of which such counsel has knowledge, except to the extent as would not reasonably be expected to have a material adverse effect on the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

7.

Except for such rights as have been satisfied or waived with respect to the offering contemplated by the Underwriting Agreement, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by the Underwriting Agreement gives rise to any rights of any person for or relating to the registration of any shares of Common Stock or other securities of the Company pursuant to any of the Agreements and Instruments.

We have reviewed the Registration Statement, the Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the Company, including special Canadian counsel to the Company, with representatives of the independent registered public accounting firm of the Company and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package, the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent stated in paragraph 3 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a)

the Registration Statement, as of the Effective Date, the Preliminary Prospectus, as of the Execution Time, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b)	nothing came to our attention that caused us to believe that:

(i)

the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)

the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)

the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom or (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

ANNEX B

Form of Opinion of Dentons Canada LLP

“Applicable Canadian Securities Laws” means, the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of the securities regulatory authorities of Canadian Selling Jurisdictions.

“British Columbia Law” means collectively, the laws of British Columbia and the federal laws of Canada applicable in British Columbia that are in effect on the date hereof.

1.	The Company:

a.	is a valid and subsisting corporation under the Business Corporations Act (British Columbia) (the “BCBCA”);

b.

has all requisite corporate power and capacity to own, lease and operate its properties and assets and conduct its business as currently conducted and to enter into and perform its obligations under the Underwriting Agreement; and

c.	is qualified to carry on business under the laws of British Columbia.

2.	Civeo Premium Camp Services Ltd.:

a.	is a valid and subsisting corporation under the BCBCA;

b.	has all requisite corporate power and capacity to own, lease and operate its properties and assets and conduct its business as currently conducted; and

c.	is qualified to carry on business under the laws of British Columbia and Alberta.

3.	Civeo Canada HoldCo3 Ltd.:

a.	is a valid and subsisting corporation under the BCBCA;

b.	has all requisite corporate power and capacity to own, lease and operate its properties and assets and conduct its business as currently conducted; and

c.	is qualified to carry on business under the laws of British Columbia.

4.	Civeo Canada Inc.:

a.	is a valid and subsisting corporation under the Business Corporations Act (Alberta) (the “ABCA”);

b.	has all requisite corporate power and capacity to own, lease and operate its properties and assets and conduct its business as currently conducted; and

c.	is qualified to carry on business under the laws of British Columbia and Alberta.

5.

Civeo Lodge Services LP has been formed and is existing as a limited partnership under the Partnership Act (Alberta). Civeo Canada HoldCo2 Ltd. (“GPCo“) a valid and subsisting corporation under the BCBCA and has all requisite corporate power and capacity to own, lease and operate its properties and assets, and GPCo has the corporate power and capacity to conduct its business and the business of Civeo Lodge Services LP as currently conducted, and to enter into and perform its obligations under the Civeo Lodge Limited Partnership Agreement.

6.	The Company has an authorized capital as set forth in the Preliminary Prospectus and the Prospectus.

7.	The form and terms of the definitive certificates representing the Securities have been approved and adopted by the Company and comply with British Columbia Law.

8.

The Securities have been duly authorized, validly issued and, upon issuance in accordance with the terms of the Underwriting Agreement, the Securities will be fully paid and non-assessable common shares in the capital of the Company.

9.	The attributes of the Securities conform in all material respects to the description thereof included in the Preliminary Prospectus and the Prospectus.

10.

The Company has taken all necessary corporate action to authorize the execution and, to the extent governed by British Columbia Law, the delivery and performance of the Underwriting Agreement and, the Underwriting Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

11.	The holders of outstanding common shares of the Company are not entitled under the BCBCA to preemptive or other rights to subscribe for the Securities.

12.

Neither the entering into and the performance by the Company of the Underwriting Agreement, nor the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the constating documents of the Company, any applicable partnership agreements or any resolutions (of which we are aware) of the directors (or any committee thereof), shareholders thereof; (ii) British Columbia Law; (iii) of which we are aware, the terms of any indenture, debenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, license, permit, registration, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iv) of which we are aware, any judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, except, in the case of clauses (iii) and (iv) above, for any such breach, violation, lien, charge or encumbrance that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

13.

The offering, issuance, sale and delivery of the Securities by the Company to purchasers in the Canadian Selling Jurisdictions is exempt from the prospectus requirements of the Applicable Canadian Securities Laws and no documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities required to be made, taken or obtained by the Company from the applicable securities regulatory authority in any of the Canadian Selling Jurisdictions to permit such offering, issuance, sale and delivery of the Securities by the Company to purchasers. We note that the Company is required to file with the applicable regulatory authority in the Canadian Selling Jurisdictions of a report on Form 45-106F1 – Report of Exempt Distribution with the applicable Canadian securities regulatory authorities as and within the time periods prescribed by NI 45-106, prepared, signed and delivered in accordance with Applicable Canadian Securities Laws, together with the requisite filing fees together with, in certain Canadian Selling Jurisdictions, a copy of the Canadian Offering Memorandum.

14.

No prospectus or documents are required to be filed, proceedings taken or approvals, consents, or authorizations of securities regulatory authorities in the Canadian Selling Jurisdictions under Applicable Canadian Securities Laws obtained to permit a holder of the Securities to trade the Securities in the Canadian Selling Jurisdictions, either through registrants under Applicable Canadian Securities Laws who comply with such laws or in circumstances where the registration requirements of Applicable Canadian Securities Laws do not apply or there is an exemption therefor, provided that:

a.	at the time of such trade, the Company is and has been a “reporting issuer” in a jurisdiction of Canada for the four months immediately preceding the trade;

b.	at the time of such trade, at least four months have elapsed from the “distribution date” (as defined in National Instrument 45-102 – Resale Restrictions) of the Securities;

c.

in the case of certificates representing Securities, such certificates carry a legend stating: “Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is four months and a day after the later of (i) the “distribution date” and (ii) the date the Company became a reporting issuer in any province or territory in Canada, or if the holder did not directly receive a certificate representing the Securities, the holder receives written notice containing the foregoing legend restriction notation;

d.	such trade is not a “control distribution” (as defined in National Instrument 45-102 – Resale Restrictions);

e.	no unusual effort is made to prepare the market or to create a demand for the Securities that are the subject of the trade;

f.	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

g.

if the holder is an “insider” or “officer” (as such terms are defined under Applicable Canadian Securities Laws) of the Company, the holder has no reasonable grounds to believe the Company is in default of “securities legislation” (as defined in National Instrument 14-101 – Definitions).[1]

15.

In any proceeding in a court of competent jurisdiction in the Province of British Columbia (a "Canadian Court") to enforce and interpret the Underwriting Agreement, with respect to issues that would be characterized by such Canadian Court as requiring determination of the proper law of the contract, the Canadian Court would apply the laws of the State of New York ("New York Law"), in accordance with the choice of New York Law as the governing law of the Underwriting Agreement, provided that:

a.

the choice of New York Law in the Underwriting Agreement is bona fide (in the sense that it was not made solely with a view to avoiding the consequences of the law of any other jurisdiction) and legal, and provided that such choice of law is not contrary to public policy, as such term is interpreted under Applicable Laws ("Public Policy"). We are not aware of any reason why the choice of New York Law as the governing law of the Underwriting Agreement would be considered contrary to Public Policy, as applied by a Canadian Court on the date hereof, or would not be determined to be bona fide or legal; and

b.	in any such proceeding, and notwithstanding the choice of New York Law in the Underwriting Agreement, the Canadian Court:

i.	will not take judicial notice of the provisions of New York Law, but will only apply such provisions if they are pleaded and proven by expert testimony;

ii.	will apply the Applicable Laws that the Canadian Court would characterize as procedural and will not apply any New York Law that the Canadian Court would characterize as procedural;

iii.	will apply provisions of Applicable Laws that have overriding effect;

iv.

will not apply any New York Law if such application would be characterized under Applicable Laws as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law or if its application would be inconsistent with Public Policy;

v.

will not enforce the performance of any obligation provided for in the Underwriting Agreement if such performance is illegal or contrary to Public Policy under the laws of any jurisdiction in which the obligation is to be performed; and

1 Please consider 2.14 for first trade opinion as per our discussion this afternoon.

vi.	may not hear the proceeding if a concurrent proceeding has been brought in another jurisdiction.

16.

A Canadian Court would enforce a final and conclusive in personam judgment (a "New York Judgment") of any federal or state court located in the Borough of Manhattan in the City of New York (a "New York Court") obtained against the Company, as the case may be, with respect to a claim arising out of the Underwriting Agreement, without reconsideration of the merits,

a.	provided that:

i.	the New York Judgment was for an unsatisfied sum certain in money that is not impeachable as void or voidable under New York Law;

ii.

the New York Court rendering such New York Judgment had jurisdiction over the Company as a judgment debtor and the action in which the New York Judgment was rendered, as recognized by a Canadian Court (the submission by the Company in the Underwriting Agreement to the jurisdiction of a New York Court should be recognized by the Canadian Court for that purpose);

iii.	an action to enforce the New York Judgment is commenced in the Canadian Court within any applicable limitation period;

iv.

the Canadian Court has discretion to stay or decline to hear an action on any New York Judgment if such New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as such New York Judgment; and

v.	an action in the Canadian Court on the New York Judgment may be affected by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally; and

b.	subject to the following defences:

i.	that the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;

ii.	that the New York Judgment is for a claim which under Applicable Laws would constitute, directly or indirectly, the enforcement of a foreign revenue, expropriatory, penal or other public law;

iii.

that enforcement of the New York Judgment would be contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws and directives having effects on competition in Canada; or

iv.

that the New York Judgment is contrary to Public Policy (we have no reason to believe, based upon public policy as such term is interpreted under the Applicable Laws, as applied by a Canadian Court on the date hereof, that there would be a viable basis for avoiding recognition of a New York Judgment).

17.

The statements set forth in the Prospectus under the caption “Material Canadian Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws referred to therein, as they apply to the investors described therein, are accurate, complete and fair.

18.

No goods and services or harmonized sales tax imposed under the federal laws of Canada will be payable by the Company and collectible by the Underwriter in respect of the benefit of any discount to an Underwriter as contemplated by the Underwriting Agreement, provided that such discount is for services performed by the Underwriter wholly outside of Canada.

19.

No stamp duty, goods and services taxes, harmonized sales taxes, transfer taxes, registration or documentary taxes or similar taxes or charges (which for greater certainty shall not include any income taxes) are payable under British Columbia Law in connection with the creation, issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement by the Company, or the sale and delivery outside of Canada by the Underwriter of the Securities to a purchaser thereof in accordance with the terms of the Prospectus.